Exhibit 99.1

FINANCIAL NEWS

SANMINA REPORTS THIRD quarter financial results

San Jose, CA – July 29, 2020. Sanmina Corporation (“Sanmina” or the “Company”) (NASDAQ: SANM), a leading integrated manufacturing solutions company, today reported financial results for the third quarter fiscal 2020 ended June 27, 2020.

“I am pleased to report that revenue grew 4% over the prior quarter and that we exceeded our expectations for revenue, margin and earnings per share, despite the continued challenges associated with COVID-19 and the macroeconomic environment,” stated Hartmut Liebel, Chief Executive Officer. “I am encouraged by the actions taken by our leadership team and employees to control expenses while continuing to meet our commitments and the demands of our customers.”

(In thousands, except per share data)	Q3:FY20	Q2:FY20	Q3:FY19
Revenue	$1,654,691	$1,590,550	$2,026,995
GAAP:
Operating income	$64,103	$24,369	$67,374
Operating margin	3.9%	1.5%	3.3%
Net income	$44,880	$4,882	$42,921
Diluted earnings per share	$0.64	$0.07	$0.60
Non-GAAP:(1)
Operating income	$75,831	$47,180	$81,087
Operating margin	4.6%	3.0%	4.0%
Net income	$59,995	$22,779	$59.173
Diluted earnings per share	$0.86	$0.32	$0.82

(1)Non-GAAP financial measures exclude charges or gains relating to: stock-based compensation expenses; restructuring costs (including employee severance and benefits costs and charges related to excess facilities and assets); acquisition and integration costs (consisting of costs associated with the acquisition and integration of acquired businesses into our operations); impairment charges for goodwill and other assets; amortization expense; and other unusual or infrequent items (e.g. charges or benefits associated with distressed customers, litigation settlements or recoveries, gains and losses on sales of assets and redemptions of debt, deferred tax and discrete tax items). See Schedule 1 below for more information regarding our use of non-GAAP financial measures, including the economic substance behind each exclusion, the manner in which management uses non-GAAP measures to conduct and evaluate the business, the material limitations associated with using such measures and the manner in which management compensates for such limitations. A reconciliation of the non-GAAP financial information contained in this release to their most directly comparable GAAP measures is included in the financial statements furnished with this release.

Balance Sheet and Cash Flow

▪	Ending cash and cash equivalents: $1.1 billion, including $650 million of borrowings on our cash flow revolver as of the end of the quarter
▪	Cash flow from operations: $64 million
▪	Free cash flow: $54 million
▪	Repurchased 667,000 shares for approximately $17.5 million

Fourth Quarter Fiscal 2020 Outlook

The following outlook for the fourth fiscal quarter ending October 3, 2020 takes into account any additional revenue and expenses associated with a 14 week quarter. These statements are forward-looking and actual results may differ materially.

▪	Revenue between $1.73 billion to $1.83 billion
▪	GAAP diluted earnings per share between $0.62 to $0.72
▪	Non-GAAP diluted earnings per share between $0.73 to $0.83

The outlook above constitutes forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, mostly notably the ongoing impacts of the COVID-19 pandemic, which have reduced demand from our customers, caused supply chain interruptions and created health risks for our employees and which could result in restrictions on where we can build products, the levels of staffing at our plants and the types of products we can build for our customers. Other factors that could cause our results to differ from our outlook include adverse changes to the key markets we target; significant uncertainties that can cause our future sales and net income to be variable; reliance on a small number of customers for a substantial portion of our sales; risks arising from our international operations; and the other factors set forth in the Company's annual and quarterly reports filed with the Securities Exchange Commission (“SEC”).

The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.

Company Conference Call Information

Sanmina will hold a conference call to review its financial results for the third quarter on Wednesday, July 29, 2020 at 5:00 p.m. ET (2:00 p.m. PT). The access numbers are: domestic 866-891-4420 and international 201-383-2868. The conference will also be webcast live over the Internet. You can log on to the live webcast at www.sanmina.com. Additional information in the form of a slide presentation is available on Sanmina’s website at www.sanmina.com. A replay of the conference call will be available for 48-hours. The access numbers are: domestic 855-859-2056 and international 404-537-3406, access code is 7076214.

About Sanmina

Sanmina Corporation, a Fortune 500 company, is a leading integrated manufacturing solutions provider serving the fastest growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina provides end-to-end manufacturing solutions, delivering superior quality and support to Original Equipment Manufacturers (OEMs) primarily in the communications networks, cloud solutions, industrial, defense, medical and automotive. Sanmina has facilities strategically located in key regions throughout the world. More information about the Company is available at www.sanmina.com.

Sanmina Contact

Paige Melching

Senior Vice President, Marketing and Investor Communications

408-964-3610

Press Release Financials	SANMINA

2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Condensed Consolidated Balance Sheets
(in thousands)
(GAAP)

	June 27,	September 28,
	2020	2019
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$1,117,217	$454,741
Short-term investments	30,000	-
Accounts receivable, net	1,042,011	1,128,379
Contract assets	381,249	396,300
Inventories	883,670	900,557
Prepaid expenses and other current assets	45,965	40,952
Total current assets	3,500,112	2,920,929

Property, plant and equipment, net	574,799	630,647
Deferred tax assets	277,285	279,803
Other	122,503	74,134
Total assets	$4,474,699	$3,905,513

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,252,116	$1,336,914
Accrued liabilities	175,793	180,107
Accrued payroll and related benefits	111,699	127,647
Short-term debt, including current portion of long-term debt	673,437	38,354
Total current liabilities	2,213,045	1,683,022

Long-term liabilities:
Long-term debt	333,675	346,971
Other	274,497	232,947
Total long-term liabilities	608,172	579,918

Stockholders' equity	1,653,482	1,642,573
Total liabilities and stockholders' equity	$4,474,699	$3,905,513

Press Release Financials	SANMINA

2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(GAAP)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 27,	June 29,	June 27,	June 29,
	2020	2019	2020	2019
Net sales	$1,654,691	$2,026,995	$5,085,412	$6,341,652
Cost of sales	1,523,218	1,879,200	4,711,636	5,891,418
Gross profit	131,473	147,795	373,776	450,234

Operating expenses:
Selling, general and administrative	59,314	66,768	184,722	193,982
Research and development	5,181	7,272	16,148	21,308
Restructuring and other costs	2,875	6,381	27,253	11,912
Total operating expenses	67,370	80,421	228,123	227,202

Operating income	64,103	67,374	145,653	223,032

Interest income	764	330	1,492	888
Interest expense	(8,460)	(7,599)	(20,377)	(24,342)
Other income (expense), net	3,200	(1,480)	(3,142)	(8,365)
Interest and other, net	(4,496)	(8,749)	(22,027)	(31,819)

Income before income taxes	59,607	58,625	123,626	191,213

Provision for income taxes	14,727	15,704	35,519	69,455

Net income	$44,880	$42,921	$88,107	$121,758

Basic income per share	$0.66	$0.62	$1.26	$1.77
Diluted income per share	$0.64	$0.60	$1.23	$1.70

Weighted-average shares used in
computing per share amounts:
Basic	68,216	69,499	69,657	68,872
Diluted	69,645	72,007	71,504	71,460

Press Release Financials	SANMINA

2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 27,	March 28,	June 29,
	2020	2020	2019
GAAP Operating Income	$64,103	$24,369	$67,374
GAAP operating margin	3.9%	1.5%	3.3%
Adjustments:
Stock compensation expense (1)	7,354	7,783	8,136
Amortization of intangible assets	63	63	190
Distressed customer charges (2)	1,499	-	(804)
Restructuring costs	2,812	8,356	6,191
Goodwill and other asset impairments	-	6,609	-
Non-GAAP Operating Income	$75,831	$47,180	$81,087
Non-GAAP operating margin	4.6%	3.0%	4.0%

GAAP Net Income	$44,880	$4,882	$42,921

Adjustments:
Operating income adjustments (see above)	11,728	22,811	13,713
Litigation settlements (3)	-	(259)	(830)
Adjustments for taxes (4)	3,387	(4,655)	3,369
Non-GAAP Net Income	$59,995	$22,779	$59,173

GAAP Net Income Per Share:
Basic	$0.66	$0.07	$0.62
Diluted	$0.64	$0.07	$0.60

Non-GAAP Net Income Per Share:
Basic	$0.88	$0.32	$0.85
Diluted	$0.86	$0.32	$0.82

Weighted-average shares used in computing per share amounts:
Basic	68,216	70,584	69,499
Diluted	69,645	72,245	72,007

(1) Stock compensation expense was as follows:

Cost of sales	$2,772	$2,582	$2,729
Selling, general and administrative	4,496	5,127	5,328
Research and development	86	74	79
Total	$7,354	$7,783	$8,136

(2) Relates to accounts receivable and inventory write-downs (recoveries) associated with distressed customers.

(3) Represents cash received in connection with certain litigation settlements.

(4) GAAP provision for income taxes	$14,727	$6,205	$15,704

Adjustments:
Tax impact of operating income adjustments	602	222	263
Discrete tax items	3,152	3,244	2,240
Deferred tax adjustments	(7,141)	1,189	(5,872)

Subtotal - adjustments for taxes	(3,387)	4,655	(3,369)
Non-GAAP provision for income taxes	$11,340	$10,860	$12,335

Q4 FY20 Earnings Per Share Outlook*:	Q4 FY20 EPS Range
	Low	High
GAAP diluted earnings per share	$0.62	$0.72
Stock compensation expense	$0.11	$0.11
Non-GAAP diluted earnings per share	0.73	0.83

* Due to uncertainty regarding the timing of recognition of restructuring charges, impairment charges and charges for other unusual or infrequent items, if any, that could be incurred during the fourth quarter, an estimate of such charges is not included in the outlook for Q4 FY20 GAAP EPS.

Schedule 1

The commentary and financial information above includes non-GAAP measures of operating income, operating margin, net income and diluted earnings per share. Management excludes from these measures stock-based compensation, restructuring, acquisition and integration expenses, impairment charges, amortization charges and other unusual or infrequent items, as adjusted for taxes, as more fully described below.

Management excludes these items principally because such charges or benefits are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of the Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business and (4) provide investors with a better understanding of our ongoing, core business. The material limitations to management’s approach include the fact that the charges, benefits and expenses excluded are nonetheless charges, benefits and expenses required to be recognized under GAAP and, in some cases, consume cash which reduces the Company’s liquidity. Management compensates for these limitations primarily by reviewing GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results to GAAP results in its earnings releases.

Additional information regarding the economic substance of each exclusion, management’s use of the resultant non-GAAP measures, the material limitations of management’s approach and management’s methods for compensating for such limitations is provided below.

Stock-based Compensation Expense, which consists of non-cash charges for the estimated fair value of stock options and unvested restricted stock units granted to employees, is excluded in order to permit more meaningful period-to-period comparisons of the Company’s results since the Company grants different amounts and value of stock options in each quarter. In addition, given the fact that competitors grant different amounts and types of equity awards and may use different valuation assumptions, excluding stock-based compensation permits more accurate comparisons of the Company’s core results with those of its competitors.

Restructuring, Acquisition and Integration Expenses, which consist of severance, lease termination costs, exit costs and other charges primarily related to closing and consolidating manufacturing facilities and those associated with the acquisition and integration of acquired businesses, are excluded because such charges (1) can be driven by the timing of acquisitions and exit activities which are difficult to predict, (2) are not directly related to ongoing business results and (3) do not reflect expected future operating expenses. In addition, given the fact that the Company’s competitors complete acquisitions and adopt restructuring plans at different times and in different amounts than the Company, excluding these charges or benefits permits more accurate comparisons of the Company’s core results with those of its competitors. Items excluded by the Company may be different from those excluded by the Company’s competitors and restructuring and integration expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Therefore, management also reviews GAAP results including these amounts.

Impairment Charges, which consist of non-cash charges, are excluded because such charges are non-recurring and do not reduce the Company’s liquidity. In addition, given the fact that the Company’s competitors may record impairment charges at different times, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors.

Amortization Charges, which consist of non-cash charges impacted by the timing and magnitude of acquisitions of businesses or assets, are also excluded because such charges do not reduce the Company’s liquidity. In addition, such charges can be driven by the timing of acquisitions, which is difficult to predict. Excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors because the Company’s competitors complete acquisitions at different times and for different amounts than the Company.

Other Unusual or Infrequent Items, such as charges or benefits associated with distressed customers, litigation settlements or recoveries, gains and losses on sales of assets and redemptions of debt, deferred tax and discrete tax items, are excluded because such items are typically non-recurring, difficult to predict or not directly related to the Company’s ongoing or core operations and are therefore excluded by management in assessing the current operating performance of the Company and forecasting earnings trends. However, items excluded by the Company may be different from those excluded by the Company’s competitors. In addition, these items may include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Management compensates for these limitations by reviewing GAAP results including these amounts.

Adjustments for Taxes, which consist of the tax effects of the various adjustments that we exclude from our non-GAAP measures, and adjustments related to deferred tax and discrete tax items.  Including these adjustments permits more accurate comparisons of the Company's core results with those of its competitors. We determine the tax adjustments based upon the various applicable effective tax rates.  In those jurisdictions in which we do not expect to realize a tax cost or benefit (due to a history of operating losses or other factors), a reduced tax rate is applied.